Exhibit 4.6

AMENDMENT NO. 2 AND WAIVER

among

ITRON, INC.,

as Borrower,

The Subsidiary Guarantors,

and

The Lenders Party Hereto,

dated as of February 12, 2010

AMENDMENT NO. 2 AND WAIVER

dated as of February 12, 2010

Reference is made to the Credit Agreement, dated as of April 18, 2007 (as amended by the Amendment No. 1, dated as of April 24, 2009 and as otherwise restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not otherwise defined herein having the meanings given to them in the Credit Agreement), among Itron, Inc., a Washington corporation (“Borrower”), the Subsidiary Guarantors, the Lenders, UBS Securities LLC, as Syndication Agent, Wells Fargo Bank, National Association (“Wells Fargo”), as Swingline Lender, as an Issuing Bank, as Administrative Agent and as Collateral Agent, and Mizuho Corporate Bank, Ltd., as an Issuing Bank and as Documentation Agent.

PRELIMINARY STATEMENTS:

WHEREAS, Borrower and the Subsidiary Guarantors have requested that the Required Lenders agree to (i) amend the definition of “Consolidated Net Income” under the Credit Agreement and (ii) waive certain provisions identified below under the Credit Agreement in order to permit the Luxemburg Restructuring (as defined below) and the Foreign Subsidiary Restructuring (as defined below), as set forth in this Amendment No. 2 and Waiver (this “Amendment”); and

WHEREAS, Borrower, the Subsidiary Guarantors and the Lenders signatory hereto agree to amend the definition of Consolidated Net Income and to waive certain provisions identified below under the Credit Agreement in order to permit the Luxemburg Restructuring (as defined below) and the Foreign Subsidiary Restructuring (as defined below), subject to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendment.

The definition of “Consolidated Net Income” in Section 1.01 of the Credit Agreement is hereby amended by inserting the following in clause (b)(i) of said definition, immediately after the phrase “or similar distributions by such Subsidiary of that income” contained therein:

“(other than such amounts paid or permitted to be paid, as principal or interest, on intercompany notes constituting obligations of such Subsidiary owing to (x) the Borrower or (y) another Subsidiary of the Borrower to the extent the terms of the Organizational Documents of such other Subsidiary, or of any direct or indirect parent company of such other Subsidiary, or any agreement, instrument or Requirement of Law, do not restrict the declaration or payment of such amounts as dividends, similar distributions or the payment of principal or interest on intercompany notes, directly or indirectly through one or more intermediate Subsidiaries, to the Borrower)”

SECTION 2. Limited Waiver.

(a) “Luxemburg Restructuring” shall mean the following transactions:

(i) the formation by the Borrower of a new Wholly Owned direct Subsidiary of the Borrower organized under the laws of Luxembourg (such Subsidiary, “New Lux”) (including the investment of €12,500 by the Borrower in New Lux in exchange for shares of stock in New Lux);

(ii) the conversion of share premium and convertible preferred equity certificates (“CPECs”) of Itron Acquisition Company (known currently as Itron Luxembourg Sarl) held by the Borrower into share capital of Itron Acquisition Company;

(iii) the decrease in share capital of Itron Acquisition Company in order to offset accumulated losses of Itron Acquisition Company;

(iv) the issuance of new shares of stock of Itron Acquisition Company to reflect the adjusted amount of share capital; and

(v) the contribution by the Borrower of 100% of its Equity Interests in Itron Acquisition Company to New Lux in exchange for (x) additional shares of stock of New Lux and (y) CPECs issued by New Lux to the Borrower.

(b) “Foreign Subsidiary Restructuring” shall mean (i) the conversion to equity or write-off of intercompany indebtedness of Foreign Subsidiaries of the Borrower which existed prior to the Closing Date (and were Subsidiaries of the Borrower prior to the Closing Date) and (ii) the transfer by the Borrower or Subsidiary Guarantors (by investment, sale, merger or otherwise) of Foreign Subsidiaries of the Borrower which existed prior to the Closing Date (and were Subsidiaries of the Borrower prior to the Closing Date) and are not Subsidiaries of Itron Acquisition Company to New Lux, Itron Acquisition Company or Subsidiaries of New Lux.

(c) “Specified Covenants” shall mean (x) the following Sections of the Credit Agreement: 6.04, 6.06, 6.07 (solely as provided for in clause (iii) of the definition of, the Luxembourg Restructuring), 6.09 and 6.12(a) (solely as it relates to the terms of the CPECs to be issued by New Lux to Borrower) and (y) the covenants contained in Section 8 of the Pledge Over Shares and CPECS, made on April 18, 2007, among the Borrower, the Collateral Agent and Itron Acquisition Company (the “Existing Luxembourg Pledge Agreement”) and (z) covenants or representations in any Security Document which restrict the Foreign Subsidiary Restructuring.

(d) Subject to and on the condition that the Borrower and the Subsidiary Guarantors fully perform and satisfy all obligations of the Borrower and the Subsidiary Guarantors set forth in this Amendment within the times and in the manner set forth in this Amendment, the Required Lenders hereby waive the Specified Covenants solely for the purpose of permitting the Luxemburg Restructuring and the Foreign Subsidiary Restructuring and any breach of any Specified Covenant that has resulted or would result in any Default or Event of Default absent this Amendment; provided that the Luxemburg Restructuring is completed on or prior to April 30, 2010.  The calculation of permitted Investments pursuant to Section 6.04(f)(vi) of the Credit Agreement, as well as the amount of Acquisition Consideration for Foreign Acquisitions shall not include any amounts as a result of the Luxembourg Restructuring or any Foreign Subsidiary Restructuring.  The Borrower and each Subsidiary Guarantor hereby acknowledge and agree that (i) nothing contained in this Amendment or otherwise shall constitute a waiver with respect to any other Default or Event of Default that may now exist or that may at any time, from time to time, arise, other than the waivers expressly provided for herein and the Agents, the Lenders and the other Secured Parties shall have the right to exercise all remedies provided for in the Loan Documents and otherwise available at law and in equity with respect thereto and (ii) nothing contained in this Amendment or otherwise shall give rise to any agreement or obligation by any Agent or any Lender to enter into any further waiver or any amendment of any of the Credit Agreement or any other Loan Document.

(e) The Required Lenders hereby consent to the release by the Collateral Agent of its Liens on (i) intercompany loans converted to equity or written off in connection with a Foreign Subsidiary Restructuring and (ii) the Equity Interests of Itron Acquisition Company and any Foreign Subsidiary transferred by the Borrower or a Subsidiary Guarantor to New Lux or a Subsidiary thereof pursuant to the Luxembourg Restructuring or the Foreign Subsidiary Restructuring and authorizes the Collateral Agent and the Administrative Agent to enter into such documents, instruments and releases, and such amendments or termination of Security Documents as may be necessary to effectuate such releases.

SECTION 3. Conditions to Effectiveness.  This Amendment shall become effective immediately satisfaction of all of the conditions set forth below in this Section 3 (such effective date, the “Amendment Effective Date”) (provided that if all such conditions are not satisfied by February 16, 2010, this Amendment shall automatically terminate without further action or notice and shall be of no further force or effect; provided, further, that the waivers set forth in Section 2 of this Amendment, solely as they relate to the Luxembourg Restructuring, shall also be subject to the prior satisfaction of the conditions set forth in Section 4 below).

(a) Execution of Counterparts.  The Administrative Agent shall have received counterparts of this Amendment, duly executed by each of the Loan Parties and the Required Lenders.

(b) Officers’ Certificates.  The Administrative Agent shall have received (i) a certificate of the Secretary or Assistant Secretary (or other Responsible Officer) of each Loan Party dated the Amendment Effective Date and certifying that (A) attached thereto is a true and complete copy of resolutions duly adopted by the board of directors, general partners, members or managers, as applicable, of such Loan Party authorizing the execution, delivery and performance of this Amendment and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (B) attached thereto are true and complete copies of all other documents evidencing necessary organizational action and governmental and other material third party approvals and consents, if any, with respect to this Amendment and the matters and transactions contemplated hereby, and (ii) such other documents as Wells Fargo Securities, LLC (the “Lead Arranger”) or the Administrative Agent may reasonably request.

SECTION 4. Conditions to Luxembourg Restructuring.  The waivers set forth in Section 2 of this Amendment, solely as they relate to the Luxembourg Restructuring, shall become effective immediately upon satisfaction of all of the conditions set forth below in this Section 4; provided, that if all such conditions are not satisfied by April 30, 2010, such waivers shall not become effective).

(a) Legal Opinions.  The Administrative Agent shall have received, on behalf of itself and the Lenders, a written opinion of (i) Perkins Coie LLP, special counsel for the Loan Parties and (ii) AMMC Law, special Luxembourg counsel to the Loan Parties, in each case, addressed to the Administrative Agent and the Lenders and covering such matters relating to this Amendment and the Loan Documents as the Administrative Agent shall reasonably request, which opinions shall be in form and substance reasonably satisfactory to the Administrative Agent.

(b) Luxembourg Pledge Agreement.   The Administrative Agent shall have received (i) one or more fully executed pledge agreements in form and substance satisfactory to the Administrative Agent and effective under Luxembourg law to grant a Lien in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, on 66% of the Voting Stock of New Lux and 100% of the Equity Interests of New Lux  not constituting Voting Stock (including, without limitation, any CPECs issued by New Lux to the Borrower) and (ii) such other documents, certificates, agreements and evidence of other actions necessary to perfect the Lien in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, under the laws of Luxembourg on such Equity Interests to the satisfaction of the Administrative Agent (such pledge agreements and such other documents, certificates, agreements and actions are collectively referred to herein as the “New Lux Pledge”).  The effectiveness of the New Lux Pledge shall occur concurrently with or prior to the effectiveness of the Itron Acquisition Company release (as defined below).

(c) Release of Equity Pledge.  Execution and delivery of a release (the “Itron Acquisition Company Release”) of the Existing Luxembourg Pledge Agreement in form and substance satisfactory to the Administrative Agent, the effectiveness of which shall be concurrent with (and in no event prior to) the contribution of the Collateral subject to such Pledge Over Shares and CPECS by the Borrower to New Lux and the effectiveness of the New Lux Pledge.

(d) Issuer’s Acknowledgement.  The Administrative Agent shall have received an issuer’s acknowledgement of the Security Agreement from New Lux, in form and substance satisfactory to the Administrative Agent.

(e) Renewal Intercompany Note.  The Administrative Agent shall have received satisfactory evidence that New Lux has become party to the Renewal Intercompany Note, dated May 17, 2007.

(f) Perfection Certificate.  The Collateral Agent shall have received a Perfection Certificate Supplement to the Perfection Certificate, in form and substance acceptable to the Collateral Agent, reflecting the Luxembourg Restructuring.

SECTION 5. Representations and Warranties.  Each Loan Party represents and warrants to the Administrative Agent and each Lender as of the Amendment Effective Date as follows:

(a) Power; Authorization; Enforceable Obligations.  Each Loan Party has the requisite power and authority to enter into this Amendment.  The execution, delivery and performance of this Amendment has been duly authorized by all necessary action on the part of each Loan Party.  Each of this Amendment and each other Loan Document constitutes a legal, valid and binding obligation of each Loan Party party hereto or thereto, as the case may be, enforceable against each such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(b) No Legal Bar.  The execution, delivery and performance of this Amendment by the Loan Parties does not and, to the knowledge of the Loan Parties, will not (i) violate any provision of any law or any governmental rule or regulation applicable to any Loan Party, or any certificate of incorporation, certificate of formation, by-laws, operating agreement or other organizational document of any Loan Party, or any order, judgment or decree of any court or other Governmental Authority binding on any Loan Party, (ii) violate any provision of, or result in any default or breach under, any contractual obligation of any Loan Party except to the extent such violation, default or breach could not reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Loan Party (other than the Liens created by the Loan Documents) or (iv) require any approval of stockholders or partners or any approval or consent of any Person under any contractual obligation of any Loan Party, except for such approvals or consents which have been obtained on or before the Amendment Effective Date (other than any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect).

(c) Accuracy of Representations and Warranties.  Each of the representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they are true and correct in all material respects (or, if qualified as to materiality” or “Material Adverse Effect”, true and correct in all respects) as of such earlier date.

(d) No Default.  On the Amendment Effective Date, and after giving effect to this Amendment, no Default has occurred and is continuing.

SECTION 6. Validity of Obligations and Liens; Grant of Security Interest.

(a) Validity of Obligations.  Each Loan Party acknowledges and agrees that (i) each Loan Party is indebted to the Lenders, the Issuing Banks and the Agents for the Obligations, without defense, counterclaim or offset of any kind, and each Loan Party hereby ratifies and reaffirms the validity, enforceability and binding nature of such Obligations and (ii) no Loan Party has as of the Amendment Effective Date any claim, right or cause of action of any kind against any Lender, Issuing Bank or Agent or any of such Lender’s, Issuing Banks’ or Agents’ respective present or former subsidiaries, Affiliates, officers, directors, employees, attorneys or other representatives or agents in connection with this Amendment, the Credit Agreement and the other Loan Documents, or the transactions contemplated hereby or thereby.

(b) Validity of Liens.  Each Loan Party hereby ratifies and reaffirms the validity and enforceability (without defense, counterclaim or offset of any kind) of the Liens and security interests granted to secure the Obligations by such Loan Party to any Agent, for the ratable benefit of the Secured Parties, pursuant to the Security Documents to which such Loan Party is a party.

SECTION 7. Payment of Fees and Expenses of the Administrative Agent and the Lead Arranger.  Borrower shall pay to the extent invoiced, all reasonable out-of-pocket expenses incurred by the Agents and their Affiliates in connection with the Loan Documents, this Amendment and the Luxembourg Restructuring, including, without limitation, the fees, charges and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Administrative Agent.

SECTION 8. Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York (including without limitation Section 5-1401 of the General Obligations Law of the State of New York), without regard to conflicts of laws principles.

SECTION 9. Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment by telecopier or in PDF format via electronic mail shall be effective as delivery of an original executed counterpart of this Amendment.

SECTION 10. Continuing Effectiveness.  Except as modified by this Amendment, the Credit Agreement shall remain in full force and effect and each is hereby ratified and confirmed in all respects, and this Amendment shall be a Loan Document for all purposes.  This Amendment shall not constitute an amendment or waiver of any provision of the Credit Agreement except as expressly stated herein, and shall not be construed as an amendment, waiver or consent to any action on the part of any Company that would require an amendment, waiver or consent of any of the Lenders, Issuing Banks or Agents except as expressly stated herein.

SECTION 11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 12. Headings.  Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

SECTION 13. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each of the Loan Parties and each of their respective successors and assigns, and upon the Agents, the Issuing Banks and the Lenders and their successors and assigns.  No Loan Parties’ rights or obligations hereunder nor any interest therein may be assigned or delegated without the prior written consent of all Lenders and the Administrative Agent.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers thereunto duly authorized as of the date first above written.

ITRON, INC.

By:                 /s/ Steven M. Helmbrecht

Name:           Steven M. Helmbrecht

Title:           Senior V.P. and Chief Financial Officer

ITRON INTERNATIONAL, INC.

By:                 /s/ David Arkley

Name:           David Arkley

Title:           Vice President

ITRON ENGINEERING SERVICES, INC.

By:                 /s/ David Arkley

Name:           David Arkley

Title:           Vice President

ITRON BRAZIL I, LLC

By:                 /s/ John W. Holleran

Name:           John W. Holleran

Title:           Manager

ITRON BRAZIL II, LLC

By:                 /s/ John W. Holleran

Name:           John W. Holleran

Title:           Manager

ITRON US GAS LLC

By:  Itron, Inc., its Sole Member

By:                 /s/ John W. Holleran

Name:           John W Holleran

Title:           Corporate Secretary

THE REQUIRED LENDERS

 By:     /s/ The Required Lenders

Lender